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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                                DECEMBER 23, 2002
                Date of Report (Date of earliest event reported)





                      ARABIAN AMERICAN DEVELOPMENT COMPANY
             (Exact name of registrant as specified in its charter)





               DELAWARE                                 0-6247                                75-1256622
     (State or Other Jurisdiction              (Commission File Number)          (I.R.S. Employer Identification No.)
          of Incorporation)

                             10830 N. CENTRAL EXPRESSWAY
                                      SUITE 175                                    75231
                                    DALLAS, TEXAS                                (Zip Code)
                      (Address of principal executive offices)


                                 (214) 692-7872
               Registrant's telephone number, including area code


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Item 5. Other Events and Required FD Disclosure.

         Arabian American Development Company, a Delaware corporation (the "Company"), is filing this Current Report on Form 8-K to report (i) developments not previously disclosed concerning the Company's mining lease for the Al Masane area of Saudi Arabia and (ii) the need to restate certain of the Company's financial statements for other matters.

Al Masane Mining Lease Developments

         The Company holds a thirty (30) year mining lease (which commenced on May 22, 1993) covering an approximate 44 square kilometer area in the Al Masane area in southwestern Saudi Arabia. The Company has the option to renew or extend the term of the mining lease for additional periods not to exceed twenty (20) years.

         In May 1999, the Company informed the Ministry of Petroleum and Mineral Resources (the "Ministry") in Saudi Arabia that the recent sharp drop in the market prices of the metals to be produced from the mine at Al Masane, as a result of the economic crisis in southeast Asia, made implementation of the development of the mine uneconomical at that time and that, as a result, the Company would delay implementation of the project until metal prices recovered.

         The Ministry notified the Company one year later that it must immediately implement the project and in the Fall of 2000 further notified the Company that the project should be immediately implemented or the mining lease would be terminated. A second notice from the Ministry in the Fall of 2000 stated that the Committee of the Supreme Council of Petroleum and Minerals in Saudi Arabia had recommended giving the Company six months to take positive steps to implement the project. A written notice from the Ministry in the Summer of 2001 stated that the Council of Ministers of Saudi Arabia had issued a resolution in which it refused the Company's request to postpone implementation of the project, that the Company must start implementation of the project within six months of the date of the resolution and that, if the project was not then started, the Ministry was authorized to begin procedures to terminate the mining lease. Subsequent correspondence from the Ministry in the Fall of 2001 reiterated the threat to terminate the mining lease if the project was not immediately implemented. A letter from the Ministry in March 2002 stated that the six-month period to implement the project had expired without the Company taking positive steps towards that end.

         The Company has vigorously contested the legality of the threats of the Ministry to terminate the Company's mining lease. The Company has written numerous letters to the Ministry and the Company and its Saudi Arabian legal advisors also have had meetings with officials of the Ministry. In the Fall of 2002, the Company sent a letter to Saudia Arabian Crown Prince Abdullah Ben Abdul Aziz, in his capacity as Deputy Chairman of the Saudi Supreme Council of Petroleum and Minerals (the King of Saudi Arabia is the chairman), in which the Company contested the legality of the threats of the Ministry to terminate the mining lease and requested his advice. In addition, the Company has had recent correspondence and a meeting with the United States Ambassador to Saudi Arabia where the Company presented its opinion regarding the legality of the Ministry's actions. This opinion also



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was conveyed in a recent letter to the United States Secretary of Commerce, who replied that the United States Embassy is working to set up meetings with Saudi Arabian government officials in an effort to resolve the matter. The Secretary of Commerce assured the Company that the Department of Commerce has a strong commitment in helping United States companies whenever possible.

         To date, the Company has not received a written notice of termination of the lease.

         The foregoing matters, which have not been previously disclosed in the Company's periodic reports filed with the Securities and Exchange Commission, were recently disclosed by an executive officer of the Company. The Company is in the process of obtaining and translating the correspondence and any other relevant documentation relating to these matters.

         The Company is evaluating the effect of these matters on its business and operations in Saudi Arabia and its periodic reports previously filed with the Securities and Exchange Commission, including the possible need to restate its financial statements and amend such reports for the relevant periods. At December 31, 2001 and September 30, 2002, deferred exploration and development costs of the Al Masane project were approximately $35.5 million and $35.8 million, respectively.

Other Matters

         South Hampton Refining Company, an indirect wholly owned subsidiary of the Company ("South Hampton"), owns and operates a specialty petrochemical products refinery. Beginning in July 2001, South Hampton commenced a hedging program to protect its feedstock prices from sudden increases. The hedging program consisted of the use of swap contracts covering 1,050,000 gallons of feedstock per month. The Company used hedge accounting to account for unrealized gains and losses on the swap contracts. As a result, such gains and losses were included in Other Comprehensive Income, a component of stockholders' equity. After further analysis of the provisions of Statement of Financial Accounting Standards No. 133, the Company, in consultation with its auditors, Grant Thornton LLP, has concluded that it is not appropriate to use hedge accounting for the swap contracts, because certain documentation requirements of the Statement were not satisfied. The Company will restate its financial statements for the quarters ended September 30, 2001, March 31, 2002, June 30, 2002 and September 30, 2002 and the year ended December 31, 2001.

         The last of the swap contracts expires on December 31, 2002. South Hampton has not decided whether to continue the hedging program past this date. The change in the method of accounting does not alter the economic success of the swap contracts in stabilizing the cost of feedstock. The change merely accelerates the recognition of gains and losses on the swap contracts in the statement of operations. The cumulative effect of the change in accounting for swap contracts is to increase net income for the period from July 1, 2001 through September 30, 2002, by $433,125.

         Additionally, the Company reported in its September 30, 2002 Form 10-Q that revenues and net income from the quarter ended March 31, 2002 and the six months ended June 30, 2002 were understated by approximately $210,000. The restated financial statements also will include an



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adjustment for this understatement of revenues as well as other items in the amount of approximately $10,000.

         The effect of the restatement on net income (loss) for each reporting period is as follows:

                                                                                Net income (loss)
                                                             --------------------------------------------------------
                                                             As originally reported               As restated
                                                             ---------------------------    -------------------------
         Quarter ended September 30, 2001                    $             (408,387)        $        (545,387)

         Nine months ended September 30, 2001                            (1,519,011)               (1,656,011)

         Year ended December 31, 2001                                    (2,095,128)               (2,601,018)

         Quarter ended
                  March 31, 2002                                            202,989                 1,620,598
                  June 30, 2002                                             449,161                   550,691
                  September 30, 2002                                        343,139                   (16,486)

         Six months ended June 30, 2002                                     652,150                 2,171,289

         Nine months ended September 30, 2002                            1,215,788*                 2,154,803


----------
         * Net income as originally reported for the nine months ended September 30, 2002 reflects the correction of the approximately $210,000 understatement of revenue and other items in the amount of approximately $10,000.

Withdrawal of Audit Reports

         As a result of the Al Masane mining lease developments and the other matters discussed above, the Company's auditor, Grant Thornton LLP, has withdrawn its reports on the consolidated financial statements of the Company and its subsidiaries as of December 31, 2000 and 2001, and for the years then ended. Those financial statements and the reports of Grant Thornton LLP should no longer be relied upon.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ARABIAN AMERICAN DEVELOPMENT COMPANY



                                     By:      /s/ Drew Wilson, Jr.
                                        ----------------------------------------
                                             Drew Wilson, Jr.
                                             Secretary/Treasurer



Date: December 23, 2002